AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON    FEBRUARY 27, 1997
                                 REGISTRATION NO. 333-2672

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                          AMENDMENT NO.    5
                                TO

                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933




                 HOME PROPERTIES OF NEW YORK, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          MARYLAND                                     16-1455126
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                        850 CLINTON SQUARE
                     ROCHESTER, NEW YORK 14604
                          (716) 546-4900
                 (ADDRESS, INCLUDING ZIP CODE, AND
             TELEPHONE NUMBER, INCLUDING AREA CODE, OF
             REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                      ANN M. MCCORMICK, ESQ.
             VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                  HOME PROPERTIES OF NEW YORK, INC.
                        850 CLINTON SQUARE
                     ROCHESTER, NEW YORK 14604
                          (716) 246-4105
                (NAME, ADDRESS, INCLUDING ZIP CODE,
               AND TELEPHONE NUMBER, INCLUDING AREA
                    CODE, OF AGENT FOR SERVICE)


                            COPIES TO:
                    Deborah McLean Quinn, Esq.
                Nixon, Hargrave, Devans & Doyle LLP
                        900 Clinton Square
                     Rochester, New York 14604
                          (716) 263-1307


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]___________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            --------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table is an itemized listing of expenses to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock being registered hereby, other than discounts and commissions:

   SEC Registration Fee                                   $18,024.69
   NYSE Listing Fee                                         7,400.00*
   Legal Fees and Expenses                                  6,500.00*
   Accounting Fees and Expenses                             2,000.00*
   Miscellaneous                                            5,000.00*
                                                          -----------
           Total                                          $38,924.69*

*Estimate

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of Home Properties and the Partnership Agreement ("Operating Partnership Agreement") of Home Properties of New York, L.P., a New York limited partnership of which the Company is the general partner, against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

    The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of Home Properties shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits Home Properties to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

    The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or
(2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of Home Properties contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

    The Operating Partnership Agreement also provides for indemnification of Home Properties and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of Home Properties and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to Home Properties and its stockholders is limited under Home Properties' Articles of Incorporation.

    Home Properties has entered into indemnification agreements with each of Home Properties' directors and certain of its officers. The indemnification agreements require, among other things, that Home Properties indemnify its directors and those officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Home Properties also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under Home Properties' directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws and the Operating Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

    Home Properties has purchased insurance under a policy that insures both Home Properties and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

ITEM 16. EXHIBITS

NUMBER                      DESCRIPTION

3.1 Articles of Amendment and Restatement of Articles of Incorporation of Home Properties of New York, Inc. (the "Company")
3.2    Amended and Restated By-Laws of the Company
4.1 Form of certificate representing shares of Common Stock of the Company

4.2 Agreement of the Company to file instruments defining the rights of holders of long term debt or it or its subsidiaries with the Commission on request
4.3 Credit Agreement between Manufacturers and Traders Trust Company, Home Properties of New York, L.P. (the "Operating Partnership") and the Company
4.4    Amendment Agreement between M&T, the Operating Partnership and the
       Company
4.5 Mortgage Spreader, Consolidation and Modification Agreement between M&T and the Operating Partnership, together with form of Mortgage, Assignment of Leases and Rents and Security Agreement incorporated therein by reference
4.6 Mortgage Note made by the Operating Partnership payable to M&T in the principal amount of $12,298,999
4.7 Demand Grid Note, dated August 22, 1996, from the Operating Partnership to M&T in the maximum principal amount of $25,000,000
4.8 Spreader, Consolidation, Modification and Extension Agreement, dated as of October 26, 1995, between John Hancock Mutual Life Insurance Company and the Operating Partnership relating to indebtedness in the principal amount of $20,500,000.
4.9    Form of Indenture for Debt Securities
5.1 Opinion of Nixon, Hargrave, Devans & Doyle LLP regarding the legality of the Common Stock being registered
8.1    Opinion of Nixon, Hargrave, Devans & Doyle LLP regarding certain tax matters
10.1 Amended and Restated Agreement of Limited Partnership of the Operating Partnership
10.2 Amendments No. One through Eight to the Agreement of Limited Partnership of the Operating Partnership
23.1 Consent of Nixon, Hargrave, Devans & Doyle LLP (included as part of Exhibits 5.1 and 8.1)
23.2   Consent of Coopers & Lybrand LLP*
23.3   Consent of Coopers & Lybrand LLP*
25     Power of Attorney (included on signature page)

*  Included with this filing.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 27th day of February, 1997.

                           HOME PROPERTIES OF NEW YORK, INC.


                           By: /S/ Amy L. Tait
                              -------------------------------
                              Amy L. Tait
                              Executive Vice President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                             Date
--------------------         -----------------------------    ----------------
*
--------------------         Director, Chairman              February 26, 1997
Norman P. Leenhouts          and Co-Chief Executive Officer
                             (Principal Executive Officer)


*                           Director, President              February 26, 1997
-----------------------     and Co-Chief Executive
Nelson B. Leenhouts         Officer
                            (Principal Executive Officer)


*                           Director, Executive Vice         February 26, 1997
------------------------    President
Richard J. Crossed


/S/ Amy L. Tait             Director, Executive Vice         February 26, 1997
------------------------    President and
Amy L. Tait                 Chief Operating Officer


/S/ David P. Gardner        Vice President, Chief Financial  February 26, 1997
-------------------------   Officer and Treasurer
David P. Gardner            (Principal Financial and
                            Accounting Officer)

*
---------------------       Director                         February 26, 1997
Burton S. August, Sr.


*
---------------------       Director                         February 26, 1997
William Balderston, III


*
----------------------      Director                         February 26, 1997
Leonard F. Helbig, III


*
----------------------      Director                         February 26, 1997
Roger W. Kober


*
----------------------      Director                         February 26, 1997
Clifford W. Smith, Jr.


*
----------------------      Director                         February 26, 1997
Paul L. Smith


* By /S/ Amy L. Tait
     -----------------------
Attorney-in-Fact

                               EXHIBIT INDEX

Home Properties of New York, Inc. (the "Company")
Registration Statement on Form S-3 No. 333-2672

NUMBER     DESCRIPTION                                          LOCATION
------     ------------                                         --------

3.1        Articles of Amendment and Restatement               Form S-11, File
           of Articles of Incorporation of                     No. 33-78862
           the Company                                         ("S-11")

3.2        Amended and Restated By-Laws of the Company         S-11

4.1        Form of certificate representing shares of          S-11
           Common Stock of the Company

4.2        Agreement of the Company to file instruments        S-11
           defining the rights of holders of long term debt or it or its subsidiaries with the Commission on request

4.3 Credit Agreement between Manufacturers and Traders Form 10-Q for Trust Company, Home Properties of New York, L.P. Quarter Ended
           (the "Operating Partnership") and the Company       6/30/96 (File
                                                               1-13136)
                                                               ("6/96 10-Q")

4.4        Amendment Agreement between M&T, the Operating      Form 10-K for
           Partnership and the Company                         Year Ended
                                                               12/31/94
                                                               ("1994 10-K")

4.5        Mortgage Spreader, Consolidation and Modification   6/96 10-Q
           Agreement between M&T and the Operating Partnership, together with form of Mortgage, Assignment of Leases and Rents and Security Agreement incorporated therein by reference

4.6        Mortgage Note made by the Operating Partnership     6/96 10-Q
           payable to M&T in the principal amount of
           $12,298,999

4.7        Demand Grid Note, dated August 22, 1996, from the   Amendment
           Operating Partnership to M&T in the maximum         No. 1 to Form
           principal amount of $25,000,000                     S-3,
                                                               File No.
                                                               333-2674
                                                               ("S-3")

4.8        Spreader, Consolidation, Modification and Extension  Form 10-K for
           Agreement, dated as of October 26, 1995, between     Year Ended
           John Hancock Mutual Life Insurance Company and the   12/31/95
           Operating Partnership relating to indebtedness in the ("1995 10-K") principal amount of $20,500,000.

4.9        Form of Indenture for Debt Securities                 S-3

5.1        Opinion of Nixon,Hargrave, Devans & Doyle LLP         Amendment
           regarding the legality of the Common Stock            No. 1 to Form
           being registered                                      S-3, File No.
                                                                 333-2672

8.1        Opinion of Nixon, Hargrave, Devans & Doyle LLP        Amendment
           regarding certain tax matters                         No. 3 to Form
                                                                 S-3, File No.
                                                                 333-2672

10.1       Amended and Restated Agreement of Limited             S-11
           Partnership of the Operating Partnership

10.2       Amendments No. One through Eight to the Agreement     1995 10-K
           of Limited Partnership of the Operating Partnership

23.1       Consent of Nixon, Hargrave, Devans & Doyle LLP        Included with
                                                                 Exhibits 5.1
                                                                 and 8.1

23.2       Consent of Coopers & Lybrand LLP                      Filed
                                                                 herewith

23.3       Consent of Coopers & Lybrand LLP                      Filed
                                                                 herewith

24         Power of Attorney                                     Included on
                                                                 signature
                                                                 page